EXHIBIT 99.2
SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE
For further information contact:
Stephen L. Sanetti       203-259-7843
STURM, RUGER & COMPANY, INC. NAMES

NEW CHAIRMAN OF THE BOARD

SOUTHPORT, CONNECTICUT, February 24, 2006—The Board of Directors of Sturm, Ruger & Company, Inc. (NYSE-RGR), is pleased to announce the appointment of Vice Admiral James E. Service, U.S. Navy (ret.) to be its Chairman of the Board. Admiral Service has been a member of the Board of Directors since 1992, and will continue to serve as the Chairman of the Nominating and Corporate Governance Committee.
     Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.